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                                                                    EXHIBIT 21.1


                   SUBSIDIARIES OF SCHMITT INDUSTRIES, INC.
                              AS OF MAY 31, 1999

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

                                             State of Incorporation or
                Subsidiary                  Country in Which Organized
     ---------------------------------      --------------------------
     Schmitt Measurement Systems, Inc.               Montana

     Schmitt Hoffman Systems GmbH                    Germany

     Schmitt Europe, Ltd.                         United Kingdom

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